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                                                                  Exhibit (9)(m)


                   ADDENDUM NO. 3 TO TRANSFER AGENCY AGREEMENT
                   -------------------------------------------


                  This Addendum, dated as of July 10, 1995, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation formerly known as The Winsbury Service Corporation.

                  WHEREAS, the Fund and BISYS have entered into a Transfer Agency Agreement dated as of October 1, 1993 as amended March 15, 1994 and March 1, 1995 (the "Transfer Agency Agreement"), pursuant to which the Fund appointed BISYS to act as Transfer Agent for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Emerging Growth, Government & Corporate Bond, U.S. Government Securities, Balanced and International Equity Portfolios;

                  WHEREAS, Section 20 of the Transfer Agency Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

                  WHEREAS, the Fund has notified BISYS that it has established a new class of shares, namely, Class A - Special Series 3 shares ("Investor B shares") in the ARCH Money Market Portfolio (the "Money Market Portfolio") and a new portfolio, namely, the ARCH Short-Intermediate Municipal Portfolio (the "Short-Intermediate Municipal Portfolio"), and that it desires to retain BISYS to act as the Transfer Agent therefor, and BISYS has notified the Fund that it is willing to serve as Transfer Agent for Investor B shares of the Money Market Portfolio and for the Short-Intermediate Municipal Portfolio;

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. APPOINTMENT. The Fund hereby appoints BISYS to act as Transfer Agent to the Fund for Investor B shares of the Money Market Portfolio and for the Short-Intermediate Municipal Portfolio for the period and on the terms set forth in the Transfer Agency Agreement. BISYS hereby accepts such appointment and agrees to render the services set forth in the Transfer Agency Agreement, for the compensation herein provided.

                  2. FEES. For the services provided and expenses assumed pursuant to the Transfer Agency Agreement with respect to the Short-Intermediate Municipal Portfolio, the Fund will pay



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BISYS in accordance with, and in the manner set forth in, Appendix C to the
Transfer Agency Agreement. Fees for any additional services to be provided by the Transfer Agent pursuant to an amendment to Appendix B to the Transfer Agency Agreement shall be subject to mutual agreement at the time such amendment to such Appendix B is proposed.

                  3. TERMS. From and after the date hereof, the term "Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Short-Intermediate Municipal Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

                  4. APPENDIX A. Appendix A to the Transfer Agency Agreement is hereby supplemented to read as set forth in Appendix A attached hereto.

                  5. MISCELLANEOUS. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                            THE ARCH FUND, INC.



                                            By: /S/ JERRY V. WOODHAM
                                                ---------------------
                                                Jerry V. Woodham
                                                President



                                            BISYS FUND SERVICES OHIO, INC.



                                            By: /S/ STEPHEN G. MINTOS
                                                --------------------------
                                                 Stephen G. Mintos
                                                 Executive Vice President






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                                   APPENDIX A

                                     to the

                            TRANSFER AGENCY AGREEMENT

                                     between

                               The ARCH FUND, INC.

                                       and

                    BISYS FUND SERVICES OHIO, INC. (formerly
                   known as The Winsbury Service Corporation)
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Money Market Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Treasury Money Market Portfolio (Trust shares, Investor A shares and Institutional shares)

Growth & Income Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Emerging Growth Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Government & Corporate Bond Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

U.S. Government Securities Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Balanced Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

International Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Short-Intermediate Municipal Portfolio (Trust shares and Investor
A shares)